Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ebix, Inc.
Atlanta, GA

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Amendment No. 1 to this Registration Statement of our report dated May 12, 2007, August 7, 2007 and Oct 31, 2007 relating to the consolidated financial statements, and schedule of Ebix, Inc. appearing on Form 10-Q for the period ended March 31, 2007, June 30, 2007 and September 30, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/Miller Ray Houser & Stewart, LLP
Atlanta, Georgia

November 5, 2007